Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-280231, 333-256679, 333-232164, 333-219252 and 333-222215  on Form S-8 and No. 333-278832 on Form S-3 of Esquire Financial Holdings, Inc. of our report dated March 17, 2025 relating to the consolidated financial statements of Esquire Financial Holdings, Inc. and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Livingston, New Jersey

March 17, 2025